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EXHIBIT 21
- - ----------




                MERRY-GO-ROUND ENTERPRISES, INC.
                 SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary                State of Incorporation
- - ------------------                ----------------------

MGRR, Inc.                             Delaware

MGR Distribution, Inc.                 Maryland

Worth Stores Corp.                     Delaware





4642/BLUSEC